Exhibit 77(b)


             Report of Independent Registered Public Accounting Firm

To the Shareholders and
Board of Trustees of
ING Investors Trust

In planning and performing our audits of the financial statements of ING AllianceBernstein Mid Cap Growth Portfolio, ING American Funds Bond Portfolio, ING American Funds Growth Portfolio, ING American Funds International Portfolio, ING American Funds Growth-Income Portfolio, ING BlackRock Inflation Protected Bond Portfolio, ING BlackRock Large Cap Growth Portfolio, ING BlackRock Large Cap Value Portfolio, ING Capital Guardian U.S. Equities Portfolio, ING Disciplined Small Cap Value Portfolio, ING EquitiesPlus Portfolio, ING Evergreen Health Sciences Portfolio, ING Evergreen Omega Portfolio, ING FMRSM Diversified Mid Cap Portfolio, ING FMRSM Large Cap Growth Portfolio, ING FMRSM Mid Cap Growth Portfolio, ING Focus 5 Portfolio, ING Franklin Income Portfolio, ING Franklin Mutual Shares Portfolio, ING Franklin Templeton Founding Strategy Portfolio, ING Global Real Estate Portfolio, ING Global Resources Portfolio, ING Global Technology Portfolio, ING International Growth Opportunities Portfolio (formerly, ING International Portfolio), ING Janus Contrarian Portfolio, ING JPMorgan Emerging Markets Equity Portfolio, ING JPMorgan Small Cap Core Equity Portfolio, ING JPMorgan Value Opportunities Portfolio, ING Julius Baer Foreign Portfolio, ING Legg Mason Value Portfolio, ING LifeStyle Aggressive Growth Portfolio, ING LifeStyle Conservative Portfolio, ING LifeStyle Growth Portfolio, ING LifeStyle Moderate Portfolio, ING LifeStyle Moderate Growth Portfolio, ING Limited Maturity Bond Portfolio, ING Liquid Assets Portfolio, ING Lord Abbett Affiliated Portfolio, ING Marsico Growth Portfolio, ING Marsico International Opportunities Portfolio, ING MFS Total Return Portfolio, ING MFS Utilities Portfolio, ING Oppenheimer Main Street Portfolio, ING PIMCO Core Bond Portfolio, ING PIMCO High Yield Portfolio, ING Pioneer Equity Income Portfolio, ING Pioneer Fund Portfolio, ING Pioneer Mid Cap Value Portfolio, ING Stock Index Portfolio, ING T. Rowe Price Capital Appreciation Portfolio, ING T. Rowe Price Equity Income Portfolio, ING Templeton Global Growth Portfolio, ING UBS U.S. Allocation Portfolio, ING Van Kampen Capital Growth Portfolio (formerly, ING Van Kampen Equity Growth Portfolio), ING Van Kampen Global Franchise Portfolio, ING Van Kampen Growth and Income Portfolio, ING Van Kampen Real Estate Portfolio, ING VP Index Plus International Equity Portfolio, ING Wells Fargo Disciplined Value Portfolio (formerly, ING Wells Fargo Mid Cap Disciplined Portfolio), and ING Wells Fargo Small Cap Disciplined Portfolio (collectively, the "Portfolios"), each a series of ING Investors Trust, as of and for the year ended December 31, 2007, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Portfolios' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Portfolios' internal control over financial reporting. Accordingly, we express no such opinion.

Management of the Portfolios is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Portfolios' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Portfolios' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (country-regionStateUnited States). However, we noted no deficiencies in the Portfolios' internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of December 31, 2007.

This report is intended solely for the information and use of management and the Board of Trustees of ING Investors Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

                                  /s/ KPMG LLP

February 29, 2008